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                                                                    Exhibit 4.18

                AMENDMENT NO. 4 TO REGISTRATION RIGHTS AGREEMENT

     This Amendment No. 4 to Registration Rights Agreement (this "Amendment"), dated as of December 1, 2002, by Concentra Inc., a Delaware corporation formerly known as Concentra Managed Care, Inc. (the "Company"), and a majority in interest of each of the Schedule I Purchasers and FFC Purchasers (each as hereinafter defined). Capitalized terms used in this Amendment which are not otherwise defined herein shall have the respective meanings assigned to them in the Registration Rights Agreement referred to below.

                                   WITNESSETH:

     WHEREAS, the Company is party to a certain Registration Rights Agreement dated as of August 17, 1999 (as amended, the "Registration Rights Agreement"), together with the several persons named on Schedule I thereto under the heading "Schedule I Purchasers" (the "Schedule I Purchasers"), and the several persons named on Schedule II thereto under the heading "FFC Purchasers" (the "FFC Purchasers" and, together with the Schedule I Purchasers, collectively, the "Purchasers"); and

     WHEREAS, on November 1, 2001, the Company issued to certain of its existing shareholders an aggregate 2,266,546 shares of Company Common Stock and warrants to acquire an aggregate 771,277 additional shares of Company Common Stock and, in connection therewith, the Registration Rights Agreement was amended by Amendment No. 1 thereto dated as of November 1, 2001, to provide for certain registration matters relating to such 2,266,546 shares of Company Common Stock and the 771,277 shares of Company Common Stock issuable upon exercise of such warrants; and

     WHEREAS, in connection with the Company's November 2001 acquisition of National Healthcare Resources, Inc. (the "NHR Merger"), the Registration Rights Agreement was further amended by Amendment No. 2 thereto dated as of November 5, 2001, to permit the Company to grant certain registration rights with respect to shares of Company Common Stock issued by the Company in the NHR Merger; and

     WHEREAS, on November 20, 2002, the Company issued to certain of its existing shareholders an aggregate 1,515,152 shares of Company Common Stock and, in connection therewith, the Registration Rights Agreement was amended by Amendment No. 3 thereto dated as of November 20, 2002, to provide for certain registration matters relating to such 1,515,152 shares of Company Common Stock; and

     WHEREAS, in connection with the Company's December 1, 2002, acquisition of Em3 Corporation ("Em3"), the Company issued an aggregate 1,826,956 shares of Company Common Stock to certain of its existing shareholders and to certain former shareholders of Em3 who were not already shareholders of the Company, and the Company wishes to afford to such new shareholders the opportunity to become parties to the Registration Rights Agreement as set forth herein; and

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     WHEREAS, pursuant to Section 13(d) thereof, the Registration Rights
Agreement can be amended as set forth in this Amendment by approval of the Company and affirmative vote of a majority in interest of each of the Schedule I Purchasers and FFC Purchasers;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

     1. Amendment to Registration Rights Agreement. Schedule I to the Registration Rights Agreement is hereby amended to include each of the persons set forth in Exhibit A hereto "Joining Persons"), upon such Joining Persons' execution and delivery of a Joinder Agreement substantially in the form attached hereto as Exhibit B.

     2.   Miscellaneous.

          (a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

          (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (c) Headings and section reference numbers in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

          (d) This Amendment is limited precisely as written and shall not be deemed to be a modification, acceptance or waiver of any other term, condition or provision of the Registration Rights Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                 CONCENTRA INC.

                                 By:   /s/ Richard A. Parr II
                                    ---------------------------------
                                       Richard A. Parr II
                                       Executive Vice President

         [Schedule I Purchaser and FFC Purchaser Signature Page Follows]

                                        2

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Schedule I Purchasers:               WELSH, CARSON, ANDERSON & STOWE VIII, L.P.
                                     By:  WCAS VIII Associates, L.L.C.,
                                          General Partner


                                     By:  /s/ Jonathan M. Rather
                                       ----------------------------------------
                                          Managing Member


                                     WELSH, CARSON, ANDERSON & STOWE VI, L.P.
                                     By:  WCAS VI ASSOCIATES, L.L.C.
                                          General Partner


                                     By:  /s/ Jonathan M. Rather
                                        ---------------------------------------
                                          Jonathan M. Rather
                                          Attorney-in-Fact


FFC Purchasers:                      FERRER FREEMAN & COMPANY, LLC
                                     on behalf of FFC PARTNERS I, L.P.
                                     and as its General Partner


                                     By:  /s/ Carlos A. Ferrer
                                        ---------------------------------------
                                          Carlos A. Ferrer
                                          Manager

                                                    and

                                     on behalf of FFC EXECUTIVE PARTNERS I, L.P.
                                     and as its General Partner


                                     By:  /s/ Carlos A. Ferrer
                                        ----------------------------------------
                                          Carlos A. Ferrer
                                          Manager

                                                     and

                                     on behalf of FFC PARTNERS II, L.P.
                                     and as its General Partner


                                     By:  /s/ Carlos A. Ferrer
                                        ---------------------------------------
                                          Carlos A. Ferrer
                                          Manager

                                        3

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                                    EXHIBIT A

                                 Joining Parties

Michael Correia

Gary Zigenfus

William R. Winton

Eric Lee

Curtis J. Hoffman

Trudy Rios

Elijah C. Marentette

John K. Carlyle

Ken Wilkinson

Michael T. Fricke

Michael S. McCord

Kristan A. Covey

Ben Morgan

Geneva M. Giang

Mary P. Nixon

                                      A-1

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                                    EXHIBIT B

                            Form of Joinder Agreement

                                JOINDER AGREEMENT

     This Joinder Agreement (the "Joinder") to the Amendment No. 4 to Registration Rights Agreement, dated as of August 17, 1999 (as amended, the "Registration Rights Agreement"), among Concentra Inc. (f/k/a Concentra Managed Care, Inc.), a Delaware corporation ("Concentra"), and the several persons named in Schedules I and II thereto, is executed and delivered by ________________ (the "Joining Party") as of December 1, 2002. Each capitalized term used but not otherwise defined herein shall have the meaning set forth in the Registration Rights Agreement.

     1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Registration Rights Agreement, attached to this Joinder as Exhibit A (as the same may be hereafter amended, restated, or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a "Schedule I Purchaser" and a "Purchaser" for all purposes under the Registration Rights Agreement.

     2. Concentra Representations and Warranties. Each of the representations and warranties of Concentra set forth in the Registration Rights Agreement is true and correct in all material respects as of the date hereof with the same effect as though such representation and warranty had been made on and as of this date.

     3. Notices. For purposes of notices and other communications to be delivered to the Joining Party, the addresses and facsimile numbers set forth below shall be deemed an amendment to Schedule I of the Registration Rights Agreement with respect to the Joining Party.

     4. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.

AGREED AND ACCEPTED:                  __________________________________________
                                             Signature of Joining Party

CONCENTRA  INC.
                                      Print Name:_______________________________

By:_________________________          Address:__________________________________
     Richard A. Parr II
     Executive Vice President                 __________________________________

                                      Facsimile No:_____________________________

                                       B-1